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                                                                    EXHIBIT 23.2

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP



                       Consent of Independent Accountants

We consent to the incorporation by reference in the registration statement of King Pharmaceuticals, Inc. on Form S-8 of our report dated April 2, 1998, on our audits of the consolidated financial statements of King Pharmaceuticals, Inc. as of December 31, 1997 and 1996, and for the three years ended December 31, 1997 which report is included on Form S-1 (Registration Number 333-38753).


                                           PricewaterhouseCoopers LLP

                                           Greensboro, North Carolina
                                           February 26, 1999






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